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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2004

CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNA Center, Chicago, Illinois	60685

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 822-5000

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02(c) below is incorporated herein by reference.

Item 5.02(c) Appointment of Principal Financial Officer.

As previously reported through a Form 8-K dated November 5, 2004, Registrant appointed D. Craig Mense, age 52 years, as its Chief Financial Officer effective November 29, 2004. On December 2, 2004, Registrant’s subsidiary Continental Casualty Company and Mr. Mense entered into an Employment Agreement and an Addendum to Employment Agreement. As a result, Registrant hereby supplements the information reported on November 5, 2004 through this Item 5.02(c), as well as through the filing of the Employment Agreement and Addendum to Employment Agreement, each of which is respectively attached hereto and incorporated herein as Exhibit 99.1 and Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
99.1	Employment Agreement, dated December 2, 2004, between Registrant’s subsidiary Continental Casualty Company and D. Craig Mense.
99.2	Addendum to Employment Agreement, dated December 2, 2004, between Registrant’s subsidiary Continental Casualty Company and D. Craig Mense.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA FINANCIAL CORPORATION (Registrant)

Date December 8, 2004	/s/ Lawrence J. Boysen

(Signature)*
By: Lawrence J. Boysen
*Print name and title of the signing officer under his signature.	Its: Senior Vice President and Controller (Principal Accounting Officer)